Exhibit 10.12

EXECUTION VERSION (1)

AMENDMENT NO. 1 TO

AMENDED AND RESTATED MASTER LEASE AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED MASTER LEASE AGREEMENT (this “Amendment”) is made as of August 4, 2009 by and among SNH FM Financing LLC, a Delaware limited liability company, SNH FM Financing Trust, a Maryland real estate investment trust, and Ellicott City Land I, LLC, a Delaware limited liability company, collectively as landlord (“Landlord”) and FVE FM Financing, Inc., a Maryland corporation, as tenant (“Tenant”).

RECITALS

A.            Landlord and Tenant are parties to that certain Amended and Restated Master Lease Agreement dated as of the date hereof (as the same may be amended, restated, modified or supplemented from time to time, the “Lease Agreement”).

B.            SNH FM Financing LLC and Citibank, N.A., a national banking association (“Lender”) are parties to that certain Master Credit Facility Agreement dated as of August 4, 2009 (as the same may be amended, restated, modified or supplemented from time to time, the “Master Agreement”) pursuant to which Lender established a $512,934,000 Term Loan in favor of Landlord.

C.            Immediately after the execution of the Master Agreement, the Lender’s interests under the Master Agreement were assigned by the Lender to Fannie Mae, that body corporate duly organized under the Federal National Mortgage Association Charter Act, as amended, 12 U.S.C. §1716 et seq. and duly organized and existing under the laws of the United States, and its successors and assigns (“Fannie Mae”), pursuant to that certain Assignment of Master Credit Facility Agreement and Other Loan Documents dated as of August 4, 2009.

D.            Landlord and Tenant have agreed to amend the Lease Agreement in certain respects pursuant to this Amendment so long as the Term Loan established pursuant to the Master Agreement remains outstanding or if Fannie Mae becomes Successor Landlord pursuant to the Lease Agreement.  After the Term Loan is no longer outstanding and if Fannie Mae is not the Successor Landlord pursuant to the Lease Agreement, this Amendment shall no longer be in full force and effect.

E.             Landlord and Tenant intend these Recitals to be a material part of this Amendment.

NOW, THEREFORE, the parties hereto, in consideration of the mutual promises and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agree as follows:

Section 1.              Capitalized Terms.  All capitalized terms used in this Amendment which are not specifically defined herein shall have the respective meanings set forth in the Lease Agreement, and if not defined therein then the respective meanings set forth in the Master Agreement.

Section 2.              Amendments.

(i)            Section 1.34 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.34  “Facility” shall mean, with respect to any Property, the skilled nursing/independent living/assisted living facility being operated or proposed to be operated on such Property.”

(ii)           Section. 1.35 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.35  “Facility Mortgage” shall mean all of the Loan Documents as defined in the Master Agreement.”

(iii)          Section 1.36 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.36  “Facility Mortgagee” shall mean Fannie Mae or any subsequent holder of any Facility Mortgage.”

(iv)          Section 1.52 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.52  “Insurance Requirements” shall mean all terms of any insurance policy required by this Agreement and any Facility Mortgage and all requirements of the issuer of any such policy and all orders, rules and regulations and any other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) binding upon Landlord, Tenant or the Leased Property.”

(v)           Section 1.55 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.55      “Landlord” shall have the meaning given such term in the preambles to this Agreement, shall also include its successors and assigns including any Facility Mortgagee that forecloses on its Facility Mortgage and becomes a Successor Landlord.”

(vi)          Section 1.65 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.65      Intentionally Deleted.”

(vii)         Section 1.66 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.66  Intentionally Deleted.”

(viii)        Section 1.73 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.73  “Permitted Encumbrances” shall mean, with respect to any Property, all rights, restrictions, and easements of record set forth on Schedule B to the applicable owner’s or leasehold title insurance policy issued to Landlord with respect to such Property, plus any other encumbrances as may have been granted or caused by Landlord or otherwise consented to in writing by Landlord and Facility Mortgagee from time to time.”

(ix)           Section 1.76 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.76  Intentionally Deleted.”

(x)            Section 1.83 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“1.83  “Single Purpose” shall mean, with respect to Tenant at all times since its formation:

(a)           has been a duly formed and existing partnership, corporation or limited liability company, as the case may be;

(b)           has been duly qualified in each jurisdiction in which such qualification was at such time necessary for the conduct of its business;

(c)           has complied with the provisions of its organizational documents and the laws of its jurisdiction of formation in all respects;

(d)           has observed all customary formalities regarding its partnership or corporate existence, as the case may be;

(e)           has accurately maintained its income and expense statements, accounting records and other partnership or corporate documents separate from those of any other Person;

(f)            has not commingled its assets or funds with those of any other Person or if it has commingled assets or funds, its assets and funds are separately accounted for in the books and records of the party in whose name any assets or funds are held;

(g)           has identified itself in all dealings with creditors (other than trade creditors in the ordinary course of business and creditors for the construction of improvements to property on which such Person has a non-contingent contract to purchase such property) under its own name and as a separate and distinct entity;

(h)           has been adequately capitalized in light of its contemplated business operations;

(i)            has not assumed, guaranteed or become obligated for the liabilities of any other Person (except in connection with the Term Loan or as otherwise contemplated by the Loan Documents or the endorsement of negotiable instruments in the ordinary course of business) or otherwise held out its credit as being available to satisfy the obligations of any other Person;

(j)            has not acquired obligations or securities of any other Person;

(k)           has not entered into and was not a party to any transaction with any Affiliated Person, except in the ordinary course of business and on terms which are no less favorable to such Affiliated Person than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(l)            has paid the salaries of its own employees, if any, and maintained a sufficient number of employees in light of its contemplated business operations (or has entered into agreements with third parties or Affiliates to provide all required services that would otherwise be provided by such number of employees in a manner consistent with (k) above;

(m)          has allocated fairly and reasonably any overhead for shared office space;

(n)           has not engaged in any business or activity other than the leasing, operation and maintenance of the Leased Property, and activities incidental thereto;

(o)           has not acquired, operated or owned any assets other than (A) the Leased Property and (B) such incidental personal property as may be necessary for the operation of the Leased Property;

(p)           has maintained its assets in such a manner that it will not be costly or difficult to segregate, ascertain or identify it individual assets from those of any other Person;

(q)           has not made any loans or advances to any Person;

(r)            has not failed to either hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name or fail to correct any known misunderstanding regarding its separate identity;

(s)           has not engaged in a non-exempt prohibited transaction described in Section 406 of ERISA or Section 4975 of the Internal Revenue Code; and

(xi)           Section 3.1.1(b) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“(b) Allocation of Minimum Rent.  Minimum Rent may be allocated and reallocated among the Properties comprising the Leased Property by agreement among Landlord and Tenant and upon the prior written consent of the Facility Mortgagee; provided, however that in no event shall the Minimum Rent allocated to any Property be less than the monthly amount payable by Landlord on account of any Facility Mortgage and/or ground or master lease with respect to such Property nor shall the aggregate amount of Minimum Rent allocated among the Properties exceed the total amount payable for the Leased Property.

(xii)          Section 3.4 of the Lease Agreement is amended such that each of Landlord and Tenant, to the maximum extent permitted by law, shall remain bound by the Lease Agreement in accordance with its terms and shall not take any action without the consent of the other and the prior written consent of the Facility Mortgagee to modify, surrender or terminate the Lease Agreement.

(xiii)         Section 4.1.1(a) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“4.1.1     Permitted Use.  (a)  Tenant shall, at all times during the Term, and at any other time that Tenant shall be in possession of any Property, continuously use and operate, or cause to be used and operated, such Property as a skilled nursing/independent living/assisted living facility as currently operated, and any uses incidental thereto.  Tenant shall not use (and shall not permit any Person to use) any Property, or any portion thereof, for any other use without the prior written consent of Landlord, except as may be permitted by the Master Agreement.  No use shall be made or permitted to be made of any Property and no acts shall be done thereon which will cause the cancellation of any insurance policy covering such Property or any part thereof (unless another adequate policy is available), nor shall Tenant sell or otherwise provide to residents or patients therein, or permit to be kept, used or sold in or about any Property any article which may be prohibited by law or by the standard form of fire insurance policies, or any other insurance policies required to be carried hereunder, or fire underwriter’s regulations.  Tenant shall, at its sole cost (except as expressly provided in Section 5.1.2(b)), comply or cause to be complied with all Insurance Requirements.  Tenant shall not take or omit to take, or permit to be taken or omitted to be taken, any action, the taking or omission of which materially impairs the value or the usefulness of any Property or any part thereof for its Permitted Use.”

(xiv)        Section 4.1.1(b) of the Lease Agreement is hereby deleted from the Lease Agreement.

(xv)         Section 4.1.2 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“4.1.2     Necessary Approvals.  Tenant shall proceed with all due diligence and obtain and maintain, or cause to be obtained and maintained, all approvals necessary to use and operate, for its Permitted Use, each Property and the Facility located thereon under Applicable Laws and, without limiting the foregoing, shall maintain (or cause to be maintained) appropriate certifications for reimbursement and licensure.”

(xvi)        Section 4.1.3 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“4.1.3     Lawful Use, Etc.  Tenant shall not, and shall not permit any Person to use or suffer or permit the use of any Property or Tenant’s Personal Property, if any, for any unlawful purpose.  Tenant shall not, and shall not permit any Person to, commit or suffer to be committed any waste on any Property, or in any Facility, nor shall Tenant cause or permit any unlawful nuisance thereon or therein.  Tenant shall not, and shall not permit any Person to, suffer nor permit any Property, or any portion thereof, to be used in such a manner as (a) may adversely impair Landlord’s title thereto or to any portion thereof, or (b) may reasonably allow a claim or claims for adverse usage or adverse possession by the public, as such, or of implied dedication of such Property, or any portion thereof.”

(xvii)       Section 4.4 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“4.4        Environmental Matters.

4.4.1       Restriction on Use, Etc.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall not, and shall not permit any Person to, store, spill upon, dispose of or transfer to or from such Property any Hazardous Substance, except in compliance with all Applicable Laws.  During the Term and any other time that Tenant shall be in possession of any Property, Tenant shall maintain (or shall cause to be maintained) such Property at all times free of any Hazardous Substance (except in compliance with all Applicable Laws).  Tenant shall promptly:  (a) upon receipt of notice or knowledge, notify Landlord in writing of any material change in the nature or extent of Hazardous Substances at any Property, (b) transmit to Landlord a copy of any report which is required to be filed by Tenant with respect to any Property pursuant to SARA Title III or any other Applicable Laws, (c) transmit to Landlord copies of any citations, orders, notices or other governmental communications received by Tenant or its respective agents or representatives with respect thereto (collectively, “Environmental Notice”), which Environmental Notice requires a written response or any action to be taken and/or if such Environmental Notice gives notice of and/or presents a material risk of any material violation of any Applicable Laws and/or presents a material risk of any material cost, expense, loss or damage (an “Environmental Obligation”), (d) observe and comply with (or cause to be observed and complied with) all Applicable Laws relating to the use, maintenance and disposal of Hazardous Substances and all orders or directives from any official, court or agency of competent jurisdiction relating to the use or maintenance or requiring the removal, treatment, containment or other disposition thereof, and (e) pay or otherwise dispose (or cause to be paid or otherwise disposed) of any fine, charge or Imposition related thereto, unless Tenant shall contest the same in good faith and by appropriate proceedings and the right to use and the value of any of the Leased Property is not affected thereby.

If, at any time prior to the termination of this Agreement, Hazardous Substances (other than those maintained in accordance with Applicable Laws) are discovered on any Property, subject to Tenant’s right to contest the same in accordance with Article 8, Tenant shall take (and shall cause to be taken) all actions and incur any and all expenses, as are required by any Government Agency and by Applicable Laws, (x) to clean up and remove from and about such Property all Hazardous Substances thereon, (y) to contain and prevent any further release or threat of release of Hazardous Substances on or about such Property and (z) to use good faith efforts to eliminate any further release or threat of release of Hazardous Substances on or about such Property.

4.4.2       Indemnification of Landlord.  Tenant shall protect, indemnify and hold harmless Landlord and each Facility Mortgagee, their trustees, officers, agents, employees and beneficiaries, and any of their respective successors or assigns with respect to this Agreement (collectively, the “Indemnitees” and, individually, an “Indemnitee”) for, from and against any and all debts, liens, claims, liabilities, damages, causes of action, administrative orders or notices, costs, fines, penalties or expenses (including, without limitation, reasonable attorney’s fees and expenses) imposed upon, incurred by or asserted against any Indemnitee resulting from, either directly or indirectly, the presence in, upon or under the soil or ground water of any Property or any properties surrounding such Property of any Hazardous Substances in violation of any Applicable Laws, except to the extent the same arise from the gross negligence or willful misconduct of Landlord or any other Indemnitee or during any period that Landlord or a Person designated by Landlord (other than Tenant) is in possession of such Property from and after the Commencement Date for such Property.  Tenant’s duty herein includes, but is not limited to, costs associated with personal injury or property damage claims as a result of the presence prior to the expiration or sooner termination of the Term and the surrender of such Property to Landlord in accordance with the terms of this Agreement of Hazardous Substances in, upon or under the soil or ground water of such Property in violation of any Applicable

Laws.  Upon Notice from Landlord and any other of the Indemnitees, Tenant shall undertake the defense, at Tenant’s sole cost and expense, of any indemnification duties set forth herein, in which event, Tenant shall not be liable for payment of any duplicative attorneys’ fees incurred by any Indemnitee

Tenant shall, upon demand, pay (or cause to be paid) to Landlord, as an Additional Charge, any cost, expense, loss or damage (including, without limitation, reasonable attorneys’ fees) reasonably incurred by Landlord and arising from a failure of Tenant to observe and perform (or to cause to be observed and performed) the requirements of this Section 4.4, which amounts shall bear interest from the date ten (10) Business Days after written demand therefor is given to Tenant until paid by Tenant to Landlord at the Overdue Rate.”

(xviii)      Section 6.1 of the Lease Agreement is hereby deleted from the Lease Agreement and replaced in its entirety with the following:

“6.1         Improvements to the Leased Property.  Tenant shall not make, construct or install (or permit to be made, constructed or installed) any Capital Additions without, in each instance, obtaining Successor Landlord’s prior written consent, which consent shall be provided or not provided pursuant to the terms of the Facility Mortgage; provided, however, that no such consent shall be required in the event immediate action is required to prevent imminent harm to person or property and no consent shall be required if it would not have been required by the Facility Mortgage.  Prior to commencing construction of any Capital Addition for which consent is required, Tenant shall submit to Successor Landlord, in writing, a proposal setting forth, in reasonable detail, any such proposed improvement and shall provide to Successor Landlord such plans and specifications, and such permits, licenses, contracts and such other information concerning the same as Successor Landlord may reasonably request.  Successor Landlord shall have thirty (30) days to review all materials submitted to Successor Landlord in connection with any such proposal.  Failure of Successor Landlord to respond to Tenant’s proposal within thirty (30) days after receipt of all information and materials requested by Successor Landlord in connection with the proposed improvement shall be deemed to constitute rejection of the same.  Without limiting the generality of the foregoing, such proposal shall indicate the approximate projected cost of constructing such proposed improvement and the use or uses to which it will be put.  No Capital Addition shall be made which would tie in or connect any Leased Improvements with any other improvements on property adjacent to any Property (and not part of the Land) including, without limitation, tie-ins of buildings or other structures or utilities.  Except as permitted herein, Tenant shall not finance the cost of any construction of such improvement by the granting of a lien on or security interest in the Leased Property or such improvement, or Tenant’s interest therein, without the prior written consent of Successor Landlord, which consent may be withheld by Successor Landlord in Successor Landlord’s sole discretion.  Any such improvements shall, upon the expiration or sooner termination of this Agreement, remain or pass to and become the property of Successor Landlord, free and clear of all encumbrances other than Permitted Encumbrances.”

(xix)         Article 7 (entitled “Liens”) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“Subject to Article 8, Tenant shall not, directly or indirectly, create or allow to remain and shall promptly discharge (or cause to be discharged), at its expense, any lien, encumbrance, attachment, title retention agreement or claim upon the Leased Property, or any portion thereof, or Tenant’s leasehold interest therein or any attachment, levy, claim or encumbrance in respect of the Rent, other than (a) Permitted Encumbrances, (b) restrictions, liens and other encumbrances which are consented to in writing by Landlord and Facility Mortgagee, (c) liens for those taxes of Landlord which Tenant is not required to pay hereunder, (d) subleases permitted by Article 16, (e) liens for Impositions or for sums resulting from noncompliance with Legal Requirements so long as (i) the same are not yet due and payable, or (ii) are being contested in accordance with Article 8, (f) liens of mechanics, laborers, materialmen, suppliers or vendors incurred in the ordinary course of business that are not yet due and payable or are for sums that are being contested in accordance with Article 8, (g) any Facility Mortgages or other liens which are the responsibility of Landlord pursuant to the provisions of Article 20 and (h) Landlord Liens and any other voluntary liens created by Landlord.”

(xx)          Article 8 (entitled “Permitted Contests”) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“Tenant shall have the right to contest the amount or validity of any Imposition, Legal Requirement, Insurance Requirement (other than insurance premiums), Environmental Obligation, lien, attachment, levy, encumbrance, charge or claim (collectively, “Claims”) as to the Leased Property, by appropriate legal proceedings, conducted in good faith and with due diligence, provided that (a) the foregoing shall in no way be construed as relieving, modifying or extending Tenant’s obligation to pay (or cause to be paid) any Claims as finally determined, (b) no part of the Leased Property nor any Rent therefrom shall be in any immediate danger of sale, forfeiture, attachment or loss, (c) Landlord (or any Facility Mortgagee) shall not be susceptible of being subject to imprisonment or susceptible of being subject to prosecution for a crime, nor shall the Leased Property or any part thereof be subject to being condemned or vacated, nor shall the certificate of occupancy for the Leased Property be suspended or threatened to be suspended by reason of non-compliance or by reason of such contest; (d) before the commencement of such contest, if Landlord or any Facility Mortgagee may be subject to any civil fines or penalties or other criminal penalties or if Landlord may be liable to any independent third party as a result of such noncompliance, Tenant shall furnish to Landlord either (i) a bond of a surety company satisfactory to Landlord, in form and substance reasonably satisfactory to Landlord, and in an amount equal to one hundred twenty percent (120%) of the sum of (1) the cost of such compliance, (2) the criminal or civil penalties or fines that may accrue by reason of such non-compliance (as reasonably estimated by Landlord), and (3) the amount of such liability to independent third parties (as reasonably estimated by Landlord), and shall indemnify Landlord (and any Facility Mortgagee) against the cost of such compliance and liability resulting from or incurred in connection with such contest or non-compliance (except that Tenant shall not be required to furnish such bond to Landlord if Tenant has otherwise furnished any similar bond required by law to the appropriate Governmental Agency and has named Landlord as a beneficiary thereunder), or (ii) other security reasonably satisfactory in all respects to Landlord; (e) such non-compliance or contest shall not constitute or result in a violation (either with the giving of notice or the passage of time or both) of the terms of any mortgage or deed of trust, or if such deed of trust or mortgage shall condition such non-compliance or contest upon the taking of action or furnishing of security by Landlord, such action shall be taken or such security shall be furnished at the expense of Tenant; and (f) Tenant shall keep Landlord regularly advised as to the status of such proceedings.

Landlord agrees to join in any such proceedings if required legally to prosecute such contest, provided that Landlord shall not thereby be subjected to any liability therefor (including, without limitation, for the payment of any costs or expenses in connection therewith) unless Tenant agrees by agreement in form and substance reasonably satisfactory to Landlord, to assume and indemnify Landlord with respect to the same.  Tenant shall be entitled to any refund of any Claims and such charges and penalties or interest thereon which have been paid by Tenant or paid by Landlord to the extent that Landlord has been fully reimbursed by Tenant.  If Tenant shall fail (x) to pay or cause to be paid any Claims when finally determined, (y) to provide reasonable security therefor or (z) to prosecute or cause to be prosecuted any such contest diligently and in good faith, Landlord may, upon reasonable notice to Tenant (which notice shall not be required if Landlord shall reasonably determine that the same is not practicable), pay such charges, together with interest and penalties due with respect thereto, and Tenant shall reimburse Landlord therefor, upon demand, as Additional Charges.”

(xxi)         Section 9.5 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“9.5        Indemnification of Landlord / Facility Mortgagee.  Notwithstanding the existence of any insurance provided for herein and without regard to the policy limits of any such insurance, Tenant shall protect, indemnify and hold harmless Landlord and any Facility Mortgagee for, from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and reasonable expenses (including, without limitation, reasonable attorneys’ fees), to the maximum extent permitted by law, imposed upon or incurred by or asserted against Landlord or Facility Mortgagee by reason of the following, except to the extent caused by Landlord’s or such Facility Mortgagee’s gross negligence or willful misconduct:  (a) any accident, injury to or death of persons or loss of or damage to property occurring on or about any Property or portion thereof or adjoining sidewalks or rights of way, (b) any past, present or future use, misuse, non-use, condition, management, maintenance or repair by Tenant or anyone claiming under any of them or Tenant’s Personal Property or any litigation, proceeding or claim by governmental entities or other third parties to which Landlord is made a party or participant relating to any Property or portion thereof or Tenant’s Personal Property or such use, misuse, non-use, condition, management, maintenance, or repair thereof including, failure to perform obligations (other than Condemnation proceedings) to which Landlord is made a party, (c) any Impositions that are the obligations of Tenant to pay pursuant to the applicable provisions of this Agreement, and (d) any failure on the part of Tenant or anyone claiming under Tenant to perform or comply with any of the terms of this Agreement.  Tenant, at its expense, shall contest, resist and defend any such claim, action or proceeding asserted or instituted against Landlord (and shall not be responsible for any duplicative attorneys’ fees incurred by Landlord) or may compromise or otherwise dispose of the same, with Landlord’s prior written consent (which consent may not be unreasonably withheld, delayed or conditioned).  The obligations of Tenant under this Section 9.5 are in addition to the obligations set forth in Section 4.4 and shall survive the termination of this Agreement.”

(xxii)        The following is added to Article 10 of the Lease Agreement:

“10.8      Facility Mortgage Provisions Control.  Notwithstanding anything to the contrary contained in this Article 10, all provisions of this Agreement pertaining to insurance and the use of casualty proceeds are subject to the requirements set forth in any Facility Mortgage.  At all times and including in the event a Facility Mortgagee becomes the Landlord under this Agreement, to the extent that there is any conflict between the terms and conditions of this Agreement and the provisions regarding insurance and the use of casualty proceeds set forth in a Facility Mortgage, the terms and conditions of the Facility Mortgage will control.”

(xxiii)       The following is added to Article 11 of the Lease Agreement:

“11.6      Facility Mortgagee Provisions Control.  Notwithstanding anything to the contrary contained in this Article 11, all provisions of this Agreement pertaining to condemnation and the use of condemnation proceeds are subject to the requirements set forth in any Facility Mortgage.  At all times and including in the event a Facility Mortgagee becomes the Landlord under this Agreement, to the extent that there is any conflict between the terms and conditions of this Agreement and the provisions regarding condemnation and the use of condemnation proceeds set forth in a Facility Mortgage, the terms and conditions of the Facility Mortgage will control.”

(xxiv)       Section 12.1(c) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“(c)         should Tenant default in the due observance or performance of any of the terms, covenants or agreements contained herein to be performed or observed by it (other than as specified in clauses (a) and (b) above) and should such default continue for a period of thirty (30) days after Notice thereof from Landlord to Tenant; provided, however, that if in Landlord’s judgment such default is susceptible of cure but such cure cannot be accomplished with due diligence within such period of time and if, in addition, in Landlord’s judgment Tenant commences to cure or cause to be cured such default within thirty (30) days after Notice thereof from Landlord and if in Landlord’s judgment thereafter prosecutes the curing of such default with all due diligence, such period of time shall be extended to such period of time (not to exceed an additional sixty (60) days in the aggregate) as may be necessary to cure such default with all due diligence; or”

(xxv)        Section 12.1(i) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“(i)          should the estate or interest of Tenant in the Leased Property or any part thereof be levied upon or attached in any proceeding and the same shall not be vacated, bonded, fully insured or discharged within ninety (90) days after commencement thereof, unless the amount in dispute is less than $250,000, in which case Tenant shall give notice to Landlord of the dispute but Tenant may defend in any suitable way; or”

(xxvi)       The second paragraph of Article 14 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“If Landlord shall in good faith dispute the occurrence of any Landlord Default and Landlord, before the expiration of the applicable cure period, shall give Notice thereof to Tenant, setting forth, in reasonable detail, the basis therefor, no Landlord Default shall be deemed to have occurred and Landlord shall have no obligation with respect thereto until final adverse determination thereof.”

(xxvii)      Article 15 (entitled “Purchase Rights”) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“Subject to the security interest of any Facility Mortgagee, Landlord shall have the option to purchase Tenant’s Personal Property, at the expiration or sooner termination of this Agreement, for an amount equal to the then fair market value thereof (current replacement cost as determined by agreement of the parties or, in the absence of such agreement, appraisal), subject to, and with appropriate price adjustments for, all equipment leases, conditional sale contracts, UCC-1 financing statements and other encumbrances to which Tenant’s Personal Property is subject.  Upon the expiration or sooner termination of this Agreement, Tenant shall use its reasonable efforts to transfer and assign, or cause to be transferred and assigned, to Landlord or its designee, or assist Landlord or its designee in obtaining, any contracts, licenses, and certificates required for the then operation of the Leased Property.  Notwithstanding the foregoing, Tenant expressly acknowledges and agrees that nothing contained in this Article 15 shall diminish, impair or otherwise modify Landlord’s rights under the Security Agreement and that any amounts paid by Landlord in order to purchase Tenant’s Personal Property in accordance with this Article 15 shall be applied first to Tenant’s current and past due obligations under this Agreement in such order as Landlord may reasonably determine or as may be prescribed by the laws of the applicable State and any balance shall be paid to Tenant.”

(xxviii)     Subsection (a) of Section 16.2 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“(a) that it is subject and subordinate to this Agreement and any Facility Mortgage and to the matters to which this Agreement is or shall be subject or subordinate;”

(xxix)       Section 16.3 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“16.3      Permitted Sublease.  Notwithstanding the foregoing, including, without limitation, Section 16.2, but subject to the provisions of Section 16.4 and any other express conditions or limitations set forth herein, Tenant may, in each instance after Notice to Landlord, (a) enter into third party residency agreements with respect to the units located at the Facilities, (b) sublease space at any Property for laundry, commissary or child care purposes or other concessions in furtherance of the Permitted Use, so long as such subleases will not reduce the number of units at any Facility, will not violate or affect any Legal Requirement or Insurance Requirement, will not violate any requirements of the Facility Mortgage, and Tenant shall provide such additional insurance coverage applicable to the activities to be conducted in such subleased space as Landlord and any Facility Mortgagee may require, and (c) enter into one or more subleases with Affiliated Persons of Tenant with respect to the Leased Property, or any portion thereof, provided Tenant gives Landlord Notice of the material terms and conditions thereof and Facility Mortgagee consents thereto.”

(xxx)        Article 18 (entitled “Landlord’s Right to Inspect”) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“Tenant shall permit Landlord and its authorized representatives and Facility Mortgagee and its authorized representatives to inspect the Leased Property, or any portion thereof, during usual business hours upon not less than forty-eight (48) hours’ notice and to make such repairs as Landlord is permitted or required to make pursuant to the terms of this Agreement, provided that any inspection or repair by Landlord or its representatives will not unreasonably interfere with Tenant’s use and operation of the Leased Property and further provided that in the event of an emergency, as determined by Landlord in its reasonable discretion, prior Notice shall not be necessary.”

(xxxi)       Section 19.1(c) of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“(c)         Landlord receives consent from any Facility Mortgagee.”

(xxxii)      Section 20.2  of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“20.2      Subordination of Lease.  This Agreement and any and all rights of Tenant hereunder are and shall be subject and subordinate to all mortgages and deeds of trust, which may now or hereafter affect the Leased Property, or any portion thereof, or any improvements thereon and/or any of such leases, whether or not such mortgages or deeds of trust shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages and deeds of trust, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and deeds of trust and all consolidations of such mortgages and deeds of trust.  This section shall be self-operative and no further instrument of subordination shall be required.  In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or the trustee or beneficiary of any deed of trust or any of their respective successors in interest may reasonably request to evidence such subordination.  Any such subordination, however, shall be subject to the provisions of, and conditioned upon receipt by Tenant of the nondisturbance agreement described in, the penultimate sentence of this Section 20.2.  Any mortgage or deed of trust to which this Agreement is, at the time referred to, subject and subordinate is herein called “Superior Mortgage” and the holder, trustee or beneficiary of a Superior Mortgage or any successor in interest thereto is herein called “Superior Mortgagee”.  Tenant shall have no obligations under any Superior Mortgage other than those expressly set forth in this Section 20.2, unless Tenant shall agree otherwise pursuant to any agreement between Tenant and such Superior Mortgagee.

If any Superior Mortgagee shall succeed to the rights of Landlord under this Agreement (any such person, “Successor Landlord”), whether through possession, termination of lease, foreclosure action, assignment of lease or grant of deed, or otherwise, Tenant shall attorn to and recognize the Successor Landlord as Tenant’s landlord under this Agreement and Tenant shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment (provided that such instrument does not alter the terms of this Agreement), whereupon, this Agreement shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Agreement, except that the Successor Landlord (unless formerly the landlord under this Agreement or its nominee or designee) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of any prior Landlord under this Agreement, (b) responsible for any monies owing by or on deposit with any prior Landlord to the credit of Tenant (except to the extent actually paid or delivered to the Successor Landlord), (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against any prior Landlord, (d) bound by any modification of this Agreement subsequent to such Superior Mortgage, or by any previous prepayment of Rent for more than one (1) month in advance of the date due hereunder, which was not approved in writing by the Superior Mortgagee thereto, (e) liable to Tenant beyond the Successor Landlord’s interest in the Leased Property and the rents, income, receipts, revenues, issues and profits issuing from the Leased Property, (f) responsible for the performance of any work to be done by the Landlord under this Agreement to render the Leased Property ready for occupancy by Tenant (subject to Landlord’s obligations under Section 5.1.2(b) or with respect to any insurance proceeds or Awards), or (g) required to remove any Person occupying the Leased Property or any part thereof, except if such person claims by, through or under the Successor Landlord.  Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid and Landlord agrees to provide Tenant with an instrument of nondisturbance and attornment from such Superior Mortgagee in form and substance reasonably satisfactory to Tenant whereby such Superior Mortgagee shall agree to recognize Tenant’s possessory and other rights under this Agreement notwithstanding any foreclosure or lease termination, subject to the provisions of this Section 20.2.”

(xxxiii)            Section 20.3 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“20.3      Notice to Facility Mortgagee.  Subsequent to the receipt by Tenant of Notice from Landlord as to the identity of any Facility Mortgagee (which Notice shall be accompanied by a copy of the applicable mortgage), no Notice from Tenant to Landlord as to a default by Landlord under this Agreement shall be effective with respect to a Facility Mortgagee unless and until a copy of the same is given to such Facility Mortgagee at the address set forth in the above described Notice, and the curing of any of Landlord’s defaults within the applicable notice and cure periods set forth in Article 14 by such Facility Mortgagee shall be treated as performance by Landlord.”

(xxxiv)           Section 21.2 of the Lease Agreement is hereby deleted and replaced in its entirety with the following:

“21.2      Conduct of Business.  Tenant shall not engage in any business other than the leasing and operation of the Leased Property (including any incidental or ancillary business relating thereto).  Tenant shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and its rights and licenses necessary to conduct such business.  Tenant shall maintain itself as a Single Purpose entity.”

(xxxv)      The following is added to Article 21 of the Lease Agreement:

“21.7      Indebtedness of Tenant.  Tenant shall not create, incur, assume or guarantee, or permit to exist, or become or remain liable directly or indirectly upon, any Indebtedness except the following:

(a)           Indebtedness of Tenant to Landlord ;

(b)           Indebtedness of Tenant for Impositions, to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Article 8;

(c)           Indebtedness of Tenant in respect of judgments or awards (i) which have been in force for less than the applicable appeal period and in respect of which execution thereof shall have been stayed pending such appeal or review, or (ii) which are fully covered by insurance payable to Tenant, or (iii) which are for an amount not in excess of $250,000 in the aggregate at any one time outstanding and (x) which have been in force for not longer than the applicable appeal period, so long as execution is not levied thereunder or (y) in respect of which an appeal or proceedings for review shall at the time be prosecuted in good faith in accordance with the provisions of Article 8, and in respect of which execution thereof shall have been stayed pending such appeal or review;

(d)           Indebtedness for purchase money financing in accordance with Section 21.9(a) and other operating liabilities incurred in the ordinary course of Tenant’s business; and

(e)           Indebtedness of Tenant to Facility Mortgagee.

21.8        Distributions, Payments to Affiliated Persons, Etc.  Tenant shall not declare, order, pay or make, directly or indirectly, any Distributions or any payment to any Affiliated Person of Tenant (including payments in the ordinary course of business) or set apart any sum or property therefor, or agree to do so, if, at the time of such proposed action, or immediately after giving effect thereto, any Event of Default shall have occurred and be continuing. Otherwise, as long as no Event of Default shall have occurred and be continuing, Tenant may make Distributions and payments to Affiliated Persons; provided, however, that any such payments shall at all times be subordinate to Tenant’s obligations under this Agreement.

21.9        Liens and Encumbrances.  Except as permitted by Section 7.1 and Section 21.7, Tenant shall not create or incur or suffer to be created or incurred or to exist any Lien on this Agreement or any of Tenant’s assets, properties, rights or income, or any of its interest therein, now or at any time hereafter owned, other than:

(a)           Security interests securing the purchase price of equipment or personal property whether acquired before or after the Commencement Date; provided, however, that (i) such Lien shall at all times be confined solely to the asset in question and (ii) the aggregate principal amount of Indebtedness secured by any such Lien shall not exceed the cost of acquisition or construction of the property subject thereto;

(b)           Permitted Encumbrances; and

(c)           Liens in favor of Facility Mortgagee.

21.10      Merger; Sale of Assets; Etc.  Without Landlord’s prior written consent (which consent may be given or withheld in Landlord’s sole discretion) and except as otherwise permitted under this Agreement, Tenant shall not (i) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, all or any material portion of its assets (including capital stock or other equity interests) or business to any Person, (ii) merge into or with or consolidate with any other Entity, or (iii) sell, lease (as lessor or sublessor), transfer or otherwise dispose of, or abandon, any personal property or fixtures or any real property; provided, however, that, notwithstanding the provisions of clause (iii) preceding, Tenant may dispose of equipment or fixtures which have become inadequate, obsolete, worn-out, unsuitable, undesirable or unnecessary, provided substitute equipment or fixtures having equal or greater value and utility (but not necessarily having the same function) have been provided.”

(xxxvi)     Article 22 of the Lease Agreement is hereby deleted in its entirety and such Article 22 is renamed “Intentionally Deleted”, except that it shall remain in full force and effect solely as between Landlord and Tenant insofar as the holder of landlord’s interest hereunder shall be a subsidiary of Senior Housing Properties Trust and the holder of tenant’s interest hereunder shall be a subsidiary of Five Star Quality Care, Inc..

(xxxvii)    In the event that Fannie Mae becomes Successor Landlord then Section 23.13 of the Lease Agreement is immediately and automatically without any further action of any party deleted from the Lease Agreement and replaced in its entirety with the following:

“23.13   Applicable Law, Etc.  This Agreement shall be interpreted, construed, applied and enforced in accordance with the laws of the District of Columbia applicable to contracts between residents of the District of Columbia which are to be performed entirely within the District of Columbia, regardless of (a) where this Agreement is executed or delivered; or (b) where any payment or other performance required by this Agreement is made or required to be made; or (c) where any breach of any provision of this Agreement occurs, or any cause of action otherwise accrues; or (d) where any action or other proceeding is instituted or pending; or (e) the nationality, citizenship, domicile, principal place of business, or jurisdiction of organization or domestication of any party; or (f) whether the laws of the forum jurisdiction otherwise would apply the laws of a jurisdiction other than the District of Columbia; or (g) any combination of the foregoing.  Notwithstanding the foregoing, the laws of the State shall apply to the perfection and priority of liens upon and the disposition of any Property.”

(xxxviii)          The following is added to Article 23 of the Lease Agreement:

“23.18    Facility Mortgagee as Third-Party Beneficiary.  Facility Mortgagee is a third-party beneficiary of each provision of this Agreement which provides Facility Mortgagee with any rights and remedies and the Facility Mortgagee has the right to enforce such provisions in this Agreement.

23.19  Master Agreement and Facility Mortgage Provisions Control.  To the extent that there is any conflict between the terms and conditions of this Agreement and the Master Agreement or Facility Mortgage, the terms and conditions of the Master Agreement or Facility Mortgage will control.  By way of example, no Capital Addition will be made pursuant to Section 6.1 of the Agreement, no lien will be placed on any property interest of the Tenant, and the Leased Property will not be used or operated in any manner, in each case which violates any term or condition of the Master Agreement or the Facility Mortgage.  Tenant agrees not to take any action or omit to take any action that will cause Landlord to be in default of any provisions in the Master Agreement or the Facility Mortgage.

23.20      Breach of Covenants.  If Tenant is aware of a breach of any covenant or a potential breach of any covenant under the Facility Mortgage or the Lease Agreement or the SASA (as defined herein), Tenant shall promptly make Landlord and Facility Mortgagee aware of such breach or potential breach in writing.

23.21  Subordination, Assignment and Security Agreement.  Landlord, Tenant, Facility Mortgagee and certain affiliates of the Tenant, which affiliates are sub-tenants (“Sub-Tenant”) under certain approved sub-leases under this Agreement (“Sub-Lease”), have entered into a Subordination, Assignment and Security Instrument (“SASA”) for each Property subject to this Agreement.  Pursuant to each SASA, Tenant and Sub-Tenant have assigned certain collateral to Facility Mortgagee as security for payments due under this Agreement and the Sub-Lease (“Lease Collateral”).  If Facility Mortgagee becomes the Landlord under this Agreement, all obligations of the Tenant and Sub-Tenant set forth in the SASA shall continue to be valid obligations and the assignment and security interest in the Lease Collateral shall continue in full force and effect so long as Facility Mortgagee is the Landlord under this Agreement.  In addition, during the period in which the Facility Mortgagee is the Landlord, any default under any SASA by the Tenant or Sub-Tenant shall be an event of default under this Agreement.  To the extent that there is any conflict between the terms and conditions of this Agreement and the SASA, the terms and conditions of the SASA control.

23.22.     Assignment of Rents and Leases.

The following terms, when used in this Section, shall have the following meanings:

“Leases” means all present and future leases, subleases, licenses, concessions or grants or other possessory interests now or hereafter in force, whether oral or written, covering or affecting the Properties known as Aspenwood, Heartfields at Easton, Heartlands at Ellicott City and Heartlands at Severna Park (the “Maryland Properties”) or any portion of the Maryland Properties (including proprietary leases or occupancy agreements if Tenant is a cooperative housing corporation), and all modifications, extensions or renewals thereof.  The term “Leases” shall also include any residency, occupancy, admission, and care agreements pertaining to residents of the Maryland Properties, any and all collateral securing the Leases and shall also specifically include, without limitation, this Agreement.

“Master Agreement” shall mean that certain Master Credit Facility Agreement by and between SNH FM Financing LLC and Citibank, N.A. (“Lender”) dated as of the date hereof.

“Rents” means all rents (whether from residential or non-residential space), revenues and other income of the Maryland Properties, including subsidy payments received from any sources (including but not limited to payments under any Housing Assistance Payments Contract), parking fees, laundry and vending machine income and fees and charges for food, healthcare and other services provided at the Maryland Properties, whether now due, past due, or to become due, resident and tenant security deposits, any and all collateral securing the payments of Rents, entrance fees, application fees, processing fees, community fees and any other amounts or fees deposited by any resident or tenant (whether forfeited or not) together with and including all proceeds from any private insurance for residents to cover rental charges and charges for services at or in connection with the Maryland Properties, and the right to third party payments due for the rents or services of residents at the Maryland Properties.

(a)           To the extent permitted by applicable law, Tenant absolutely and unconditionally assigns and transfers to Landlord Tenant’s right, title and interest in all Rents.  To the extent permitted by applicable law, it is the intention of Tenant to establish a present, absolute and irrevocable transfer and assignment to Landlord of Tenant’s right, title and interest in all Rents and to authorize and empower Landlord to collect and receive all Rents owed to Tenant without the necessity of further action on the part of Tenant.  Promptly upon request by Landlord, Tenant agrees to execute and deliver further confirmation of such assignments as Landlord may from time to time require.  To the extent permitted by applicable law, Tenant and Landlord intend this assignment of Rents to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  However, if this present, absolute and unconditional assignment of Rents is not enforceable by its terms under the laws of the State is located, then it is the intention of Tenant that in this circumstance this Agreement create and perfect a lien on Tenant’s right, title and interest in all Rents in favor of Landlord, which lien shall be effective as of the date of this Agreement and shall secure all obligations of Tenant under this Agreement.

(b)           After the occurrence of an Event of Default, Tenant authorizes Landlord to collect, sue for and compromise Rents and directs each resident and tenant of the Maryland Properties to pay all Rents to, or as directed by, Landlord.  However, until the occurrence of an Event of Default, Landlord hereby grants to Tenant a revocable license to collect and receive all Rents, to hold all Rents in trust for the benefit of Landlord and subject to the terms of this Agreement, to apply all Rents to pay the current costs and expenses of managing, operating and maintaining the Maryland Properties, including Additional Charges, resident and tenant improvements and other capital expenditures and otherwise to apply such Rents and retain them as its sole property, all to the extent such Rents are attributable to periods during which an Event of Default has not occurred (each a “Nondefault Period”).  Subject to the terms of this Agreement, Rents attributable to Nondefault Periods may be retained by Tenant free and clear of, and released from, Landlord’s rights with respect to Rents under this Agreement.  From and after the occurrence of an Event of Default, and without the necessity of Landlord entering upon and taking and maintaining control of the Maryland Properties directly, or by a receiver, Tenant’s license to collect Rents shall automatically terminate and Landlord shall without notice be entitled to all Rents as they become due and payable, including Rents then due and unpaid.  Tenant shall pay to Landlord upon demand all Rents to which Landlord is entitled.  At any time on or after the date of Landlord’s demand for Rents, Landlord may give, and Tenant hereby irrevocably authorizes Landlord to give, notice to all residents and tenants of the Maryland Properties instructing them to pay all Rents to Landlord.  No resident or tenant shall be obligated to inquire further as to the occurrence or continuance of an Event of Default, and no resident or tenant shall be obligated to pay to Tenant any amounts which are actually paid to Landlord in response to such a notice.  Any such notice by Landlord shall be delivered to each resident and tenant personally, by mail or by delivering such demand to each rental unit.  Tenant shall not interfere with and shall cooperate with Landlord’s collection of such Rents.  After an Event of Default, Landlord is further authorized to give notice to all third party payment payors (other than governmental entities) at Landlord’s option, instructing them to pay all third party payments which would be otherwise paid to Tenant to Landlord, to the extent permitted by law.

(c)           To the extent permitted by applicable law, Tenant absolutely and unconditionally assigns and transfers to Landlord all of Tenant’s right, title and interest in, to and under the Leases, including Tenant’s right, power and authority to modify the terms of any such Lease, or extend or terminate any such Lease.  To the extent permitted by applicable law, it is the intention of Tenant to establish a present, absolute and irrevocable transfer and assignment to Landlord of all of Tenant’s right, title and interest in, to and under the Leases.  To the extent permitted by applicable law, Tenant and Landlord intend this assignment of the

Leases to be immediately effective and to constitute an absolute present assignment and not an assignment for additional security only.  However, if this present, absolute and unconditional assignment of the Leases is not enforceable by its terms under the laws of the State, then it is the intention of Tenant that in this circumstance this Agreement create and perfect a lien on the Leases in favor of Landlord, which lien shall be effective as of the date of this Agreement and shall secure all obligations of Tenant under this Agreement.  Notwithstanding the foregoing or (c) below, the parties may agree to remove any Maryland Property from the terms of this Agreement in connection with a release of any of the Maryland Properties pursuant to the terms and conditions of the Master Agreement.

(d)           Until Landlord gives notice to Tenant of Landlord’s exercise of its rights under this Section 23.22, Tenant shall have all rights, power and authority granted to Tenant under any Lease (except as otherwise limited by this Section or any other provision of this Sublease), including the right, power and authority to modify the terms of any Lease or extend or terminate any Lease.  If an Event of Default has occurred and is continuing and at the option of Landlord, the permission given to Tenant pursuant to the preceding sentence to exercise all rights, power and authority under Leases shall terminate.  Tenant shall comply with and observe Tenant’s material obligations under all Leases, including Tenant’s obligations pertaining to the maintenance and disposition of resident or tenant security deposits.

(e)           Tenant represents and warrants to Landlord that Tenant has not executed any prior assignment of Rents or Leases or any such assignments have been terminated and Tenant covenants and agrees that it will not perform any acts and has not executed, and shall not execute, any instrument which would prevent Landlord from exercising its rights under this Section 23.22, and that at the time of execution of this Agreement there has been no anticipation or prepayment of any Rents for more than two months prior to the due dates of such Rents.  Tenant shall not collect or accept payment of any Rents more than two months prior to the due dates of such Rents.

(f)            Tenant hereby authorizes Landlord to file financing statements, continuation statements and financing statement amendments in such form as Landlord may require to perfect or continue the perfection of the security interest herein granted and Tenant agrees, if Landlord so requests, to execute and deliver to Landlord such financing statements, continuation statements and amendments.

(g)           The liens and security interests provided for herein, and all rights of Landlord in and to the Rents and Lease, shall be subordinate in all respects to all right, title and interest of Lender in and to the same.

(h)           Tenant acknowledges and agrees that Landlord may and shall assign to Lender the liens and security interests provided for herein and all rights of Landlord in and to the Rents and Leases.”

(xxxix)      All references to “Manager” or any provisions relating thereto in the Lease Agreement are hereby deleted in their entirety.

(xl)           All references to “Management Agreement” or any provisions relating thereto in the Lease Agreement are hereby deleted in their entirety.

(xli)          All references to “Pledge Agreement” or any provisions relating thereto in the Lease Agreement are hereby deleted in their entirety.

(xlii)         All references to “Security Agreement” or any provisions relating thereto in the Lease Agreement are hereby deleted in their entirety.

Section 3.              Full Force and Effect.  Except as expressly modified hereby, the Lease Agreement and all of the terms, conditions, covenants, agreements and provisions thereof remain in full force and effect and are hereby ratified and affirmed.

Section 4.              Counterparts.  This Amendment may be executed in counterparts by the parties hereto, and each such counterpart shall be considered an original and all such counterparts shall constitute one and the same instrument.

Section 5.              Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, INTERPRETED, CONSTRUED AND ENFORCED PURSUANT TO AND IN ACCORDANCE WITH THE LAWS OF THE DISTRICT OF COLUMBIA (EXCLUDING THE LAW APPLICABLE TO CONFLICTS OR CHOICE OF LAW).  THIS PROVISION WAS KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY LANDLORD AND TENANT UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL EACH SELECTED BY LANDLORD’S AND TENANT’S FREE WILL.

Section 6.              Consent to Jurisdiction.  LANDLORD AND TENANT EACH AGREES THAT ANY CONTROVERSY ARISING UNDER OR IN RELATION TO THIS AMENDMENT SHALL BE LITIGATED IN THE DISTRICT OF COLUMBIA.  THE LOCAL AND FEDERAL COURTS AND AUTHORITIES WITH JURISDICTION IN THE DISTRICT OF COLUMBIA SHALL HAVE JURISDICTION OVER ALL CONTROVERSIES WHICH MAY ARISE UNDER OR IN RELATION TO THIS AMENDMENT, INCLUDING THOSE CONTROVERSIES RELATING TO THE EXECUTION, JURISDICTION, BREACH, ENFORCEMENT OR COMPLIANCE WITH THIS AMENDMENT OR ANY OTHER ISSUE ARISING UNDER, RELATING TO, OR IN CONNECTION WITH THIS AMENDMENT.  LANDLORD AND TENANT EACH IRREVOCABLY CONSENTS TO SERVICE, JURISDICTION, AND VENUE OF SUCH COURTS FOR ANY LITIGATION ARISING FROM THIS AMENDMENT, AND WAIVES ANY OTHER VENUE TO WHICH IT MIGHT BE ENTITLED BY VIRTUE OF DOMICILE, HABITUAL RESIDENCE OR OTHERWISE.

THIS PROVISION WAS KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY LANDLORD AND TENANT UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL EACH SELECTED BY LANDLORD’S AND TENANT’S FREE WILL.

Section 7.              Waiver of Jury Trial.  LANDLORD AND TENANT EACH (I) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING UNDER THIS AMENDMENT TRIABLE BY A JURY AND (II) WAIVES ANY RIGHT TO TRIAL BY JURY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST.  THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE.  THIS PROVISION WAS KNOWINGLY, WILLINGLY AND VOLUNTARILY AGREED TO BY LANDLORD AND TENANT UPON CONSULTATION WITH INDEPENDENT LEGAL COUNSEL EACH SELECTED BY LANDLORD’S AND TENANT’S FREE WILL.

Section 8.              Duration of Amendment.  This Amendment will no longer be in full force and effect in the event that the Term Loan is no longer outstanding and if Fannie Mae is not the Successor Landlord pursuant to the Lease Agreement.

[The Remainder of This Page Has Been Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

LANDLORD:

SNH FM Financing LLC, a Delaware limited liability company

By:	/s/ David J. Hegarty
Name:	David J. Hegarty
Title:	President

[Signatures continue on following page.]

SNH FM Financing Trust, a Maryland real estate investment trust

By:	/s/ David J. Hegarty
Name:	David J. Hegarty
Title:	President

[Signatures continue on following page.]

Ellicott City Land I, LLC, a Delaware limited liability company

By:	/s/ David J. Hegarty
Name:	David J. Hegarty
Title:	President

[Signatures continue on following page.]

TENANT:

FVE FM Financing, Inc., a Maryland corporation

By:	/s/ Bruce J. Mackey Jr.
Name:	Bruce J. Mackey Jr.
Title:	President